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                                                DRAFT DATED September 29, 1998


               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                 OF IgX CORP.

                            a Delaware corporation

         IgX Corp., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

         A. The Corporation filed its original Certificate of Incorporation (the "Original Certificate") with the Delaware Secretary of State on February 11, 1992.

         B. The Corporation amended the Original Certificate by filing a Certificate of Determination of Rights and Preferences of Series A Preferred Stock of IgX Corp., a Delaware corporation, on August 3, 1992.

         C. The Corporation further amended the Original Certificate by filing a Certificate of Amendment with the Delaware Secretary of State on September 23, 1993.

         D. The Corporation amended and restated the provisions of the Original Certificate, as amended, by filing an Amended and Restated Certificate of Incorporation (the "First Restated Certificate") with the Delaware Secretary of State on December 24, 1997.

         E. The Corporation amended the First Restated Certificate by filing a Certificate of Amendment with the Delaware Secretary of State on January 27, 1998.

         F. The Corporation further amended the First Restated Certificate by filing a Certificate of Amendment with the Delaware Secretary of State on September __, 1998.

         G. The Corporaion further amended the First Restated Certificate by filing a Certificate of Amendment with the Delaware Secretary of State on ___________, 1998.

         F. This Amended and Restated Certificate of Incorporation (the "Amended and Restated Certificate") amends and restates the provisions of the First Restated Certificate, as amended and as heretofore in effect, and was duly adopted by the directors and stockholders in accordance with Sections 242 and 245 of the Delaware General Corporation Law.

         G. The text of the First Restated Certificate as heretofore amended and in effect is hereby amended and restated in its entirety to read as set forth herein:


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                                                DRAFT DATED September 29, 1998

                                  ARTICLE I.

         The name of this Corporation is IgX Corp.

                                  ARTICLE II.

         The address of the registered office of the Corporation in the State of Delaware is 15 East North Street, Post Office Box 899, County of Kent, Dover, Delaware, 19903-0899. The name of its registered agent at such address is Incorporating Services, Ltd.

                                 ARTICLE III.

         The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                  ARTICLE IV.

         A. Classes of Stock. This Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which this Corporation is authorized to issue is Twenty-five Million (25,000,000), of which Twenty Million (20,000,000) shares shall be Common Stock, $0.001 par value per share and of which Five Million (5,000,000) shares shall be Preferred Stock, $0.001 par value per share.

         B. Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is hereby expressly authorized to provide, by resolution or resolutions duly adopted by it prior to issuance, for the creation of each such series and to fix the designation and the powers, preferences, rights, qualifications, limitations and restrictions relating to the shares of each such series. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determining the following:

                  (1) the designation of such series, the number of shares to constitute such series and the stated value if different from the par value thereof;

                  (2) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

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                                                DRAFT DATED September 29, 1998

                  (3) the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what date, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of Preferred Stock;

                  (4) whether the shares of such series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

                  (5) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

                  (6) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relating to the operation thereof;

                  (7) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of Preferred Stock or any other securities and, if so, the price or process or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

                  (8) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of Preferred Stock;

                  (9) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issuance of any additional stock, including additional shares of such series or of any other series of Preferred Stock or of any other class; and

                  (10) any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof.

         The powers, preferences and relative, participating, option and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereof shall be cumulative.

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                                                DRAFT DATED September 29, 1998

         B.       Common Stock.

                  1. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

                  2. Redemption. The Common Stock is not redeemable.

                  3. Voting Rights. The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of this Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

                                  ARTICLE V.

         The Corporation shall have perpetual existence.

                                  ARTICLE VI.

         Except as otherwise provided in this Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

                                 ARTICLE VII.

         A. The number of directors of the Corporation shall be fixed from time to time by a Bylaw or amendment thereof duly adopted by the Board of Directors.

         B. Commencing with the annual meeting of stockholders in 1998, the directors shall be classified, with respect to the time for which they severally hold office, into three (3) classes, as nearly equal in number as possible as the then total number of directors constituting the entire board permits, pursuant to the provisions of the Corporation's Certificate of Incorporation and its Bylaws. The respective classes of directors shall be elected to terms of one, two and three years. At each subsequent annual meeting of stockholders, the successors to the class of directors whose term expires at that meeting shall be elected, by a plurality of the votes cast, to hold office for a term expiring at the annual meeting of the stockholders held in the third year following the year of their election and until their successors have been duly elected and qualified.

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                                                DRAFT DATED September 29, 1998

         C. Except as otherwise fixed by resolution of the Board of Directors pursuant to this Certificate of Incorporation relating to the authorization of the Board of Directors to provide by resolution for the issuance of preferred stock and determine the rights of the holders of such preferred stock to elect directors, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the Board of Directors, acting by not less than a majority of the directors then in office or by a sole remaining director in office. Any director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until his successor shall be elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director.

         D. At any annual meeting of stockholders of the Corporation, or at any special meeting of stockholders of the Corporation, the notice of which shall have stated that the removal of a director or directors is among the purposes of the meeting, the holders of capital stock entitled to vote thereon, present in person or by proxy, by vote of a majority of the outstanding shares thereof, voting together as a single class, may remove such director or directors only for cause. For purposes of this Certificate of Incorporation, "cause" means an act or acts by an individual involving the commission of a felony, willful misconduct, fraud, embezzlement, dishonesty, breach of fiduciary duty or violation or breach of a written employment or consulting agreement or of the Corporation=s policy as described in a Corporation manual or handbook, any of which acts cause the Corporation material damage.

         E. Notwithstanding any other provision of this Certificate of Incorporation or the Bylaws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the Bylaws of the Corporation, the affirmative vote of the holders of at least two-thirds (2/3rds) of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, or adopt any provision inconsistent with or repeal this Article VII.

                                 ARTICLE VIII.

         Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                  ARTICLE IX.

         A. Meetings of Stockholders. Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

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                                                DRAFT DATED September 29, 1998

         B. No Stockholder Action Without a Meeting. No action required by the Delaware General Corporation Law to be taken at an annual or special meting of stockholders, nor any action which may be taken at any annual or special meeting of stockholders may be taken by consent of stockholders without a meeting.

                                  ARTICLE X.

         A. Exculpation. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentionally misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is hereafter amended to further reduce or to authorize, with the approval of the Corporation's stockholders, further reductions in the liability of the Corporation's directors for breach of fiduciary duty, then a director of the Corporation shall not be liable for any such breach to the fullest extent permitted by the Delaware General Corporation Law as so amended.

         B. Indemnification. To the extent permitted by applicable law, this Corporation is also authorized to provide indemnification of (and advancement of expenses to) such agents (and any other persons to which Delaware law permits this Corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory) with respect to actions for breach of duty to the Corporation, its stockholders and others.

         C. Effect of Repeal or Modification. Any repeal or modification of any of the foregoing provisions of this Tenth Article shall not adversely affect any right or protection of a director, officer, agent or other person existing at the time of or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

                                  ARTICLE XI.

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute and all rights conferred upon stockholders herein are granted subject to this reservation.

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                                                DRAFT DATED September 29, 1998

                                 ARTICLE XII.

         The Corporation shall not be subject to the provisions of Section 203 of the Delaware General Corporation Law.

         We further declare under penalty of perjury under the laws of the State of Delaware that the statements contained in the foregoing Amended and Restated Certificate of Incorporation of IgX Corp. are true and correct of our own knowledge.

Dated:  _______________, 1998


                                             ------------------------------
                                             Albert J.  Henry, Chairman




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